GREAT WALL ACQUISITION CORPORATION

Great Wall Acquisition Corporation
(212) 753-0804
Richard Xue, Consultant to Great Wall

FOR IMMEDIATE RELEASE

GREAT WALL ACQUISITION CORPORATION ANNOUNCES THAT A MAJORITY OF
THE SHAREHOLDERS OF CHINACAST COMMUNICATION HOLDINGS LIMITED HAVE IRREVOCABLY
AGREED TO ACCEPT A PRE-CONDITIONAL VOLUNTARY TENDER OFFER

New York, New York - September 13, 2005 - Great Wall Acquisition Corporation (OTCBB: GWAQ, GWAQU, GWAQW), a Delaware corporation (“Great Wall”), today announced that a majority of the holders of the issued and outstanding ordinary shares of ChinaCast Communication Holdings Limited, a corporation formed under the laws of Bermuda (“ChinaCast”), have irrevocably agreed to accept a pre-conditional voluntary tender offer (the “Offer”) made by Great Wall. ChinaCast is one of the leading providers of e-learning services and content to address the needs of K-12 schools, universities, government agencies and corporate enterprises in the People’s Republic of China (PRC), and has been listed on the Main Board of the Singapore Exchange Securities Trading Limited (the “Singapore Exchange”) since May 2004. The Offer is subject to the approval of the holders of Great Wall’s Public Shares (as defined below).

Pursuant to the terms of the Offer, each shareholder of ChinaCast shall have the option to receive for the tender of such shareholder’s ChinaCast shares (the “ChinaCast Shares”) (i) one (1) share of Great Wall’s common stock for every twenty one and 29/100 (21.29) shares of ChinaCast Shares tendered (the “Stock Offer”), or (ii) a cash payment of 0.28 Singapore dollars (US$0.167, based on the exchange rate of 1.6810 on September 13, 2005) for each of the ChinaCast Shares tendered (“Cash Offer”).

On September 13, 2005, Great Wall entered into Letters of Undertaking with shareholders of ChinaCast which hold in the aggregate approximately 51.2% of the issued and outstanding ChinaCast Shares (the “Majority Shareholders”). Pursuant to their respective Letters of Undertaking, each of the Majority Shareholders irrevocably and unconditionally agreed to accept the Stock Offer and, among other things, not to vote for any tender offer other than that of Great Wall. Based on the exchange ratio of the Stock Offer, the Majority Shareholders will receive an aggregate of 10,614,936 shares of Great Wall’s common stock, which represents the following range of percentages of the shares of GWAC’s common stock issued and outstanding post-Offering: (i) a minimum of 40.4% assuming all ChinaCast Shares are tendered for the Stock Offer; or (ii) a maximum of 65.8% assuming no additional ChinaCast Shares are tendered for the Stock Offer, other than the Majority Shareholders. A form of a Letter of Undertaking has been filed as an exhibit to Great Wall’s current report on Form 8-K.

ChinaCast is one of the leading providers of e-learning services and content to address the needs of K-12 schools, universities, government agencies and corporate enterprises in the PRC. ChinaCast is headquartered in Beijing, China with offices in Shanghai, Hong Kong and Singapore, and has more than 160 employees throughout these locations.

ChinaCast’s solutions are tailored to meet the different needs of its end customers in specific market segments, such as University Distance Learning Solutions, K-12 Distance Learning and Educational Content Solutions and Corporate and Government Training Solutions:

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University Distance Learning Solutions — ChinaCast provides turnkey distance learning solutions and services to enable universities and higher learning institutions to provide nationwide real-time distance learning services. This includes all the necessary hardware, software and broadband satellite network services to allow university students located at remote classrooms around the country to interactively participate in live lectures broadcast from the main campus. ChinaCast currently provides this service to over 20 universities serving over 86,000 university students located in over 300 remote classrooms. For this service, ChinaCast receives a percentage of each remote student’s tuition from the respective university. According to China’s Ministry of Education, in 2003, there were over 100 million higher education students in the PRC while universities had sufficient space to accommodate only about 11% of the students qualified to attend.

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K-12 Distance Learning and Educational Content Solutions — ChinaCast currently broadcasts its multimedia educational content to over 7,000 primary, middle and high schools throughout the PRC in partnership with leading educational content companies. The multimedia content assists teachers in preparing and teaching the course content. Each school pays ChinaCast an annual subscription fee for this service.

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Corporate and Government Training Solutions — ChinaCast provides the satellite distance learning network as well as hardware, software and custom training content to corporate enterprises and government agencies which in turn provide in-house training to their staff. Customers include corporate enterprises such as Taikang Life Insurance, which uses the service to train over 150,000 insurance agents, and government institutions such as the Ministry of Coal and the Ministry of Labor and Social Welfare, which uses the service to provide much needed job skills training to laid-off workers in the rural western part of the PRC. ChinaCast receives an annual subscription fee and/or a per student tuition fee for these services.

ChinaCast’s executive directors and executive officers have proven track records, most averaging over 15 years in the IT/Telecom/Media industry in the PRC and Asia-Pacific region. Upon consummation of the Offer, Great Wall intends to retain these persons to lead the combined company and serve as management of the public company.

During 2004, ChinaCast was awarded the “Education User Satisfaction Award” by the Ministry of Education. ChinaCast was also listed as one of the “China Top 15 Companies for Tomorrow, 2004,” by China High-Tech Enterprises magazine, which is published by the National Bureau of Statistics of China. This award was based on ChinaCast’s growth rate, influence on the industry in which it competes, technology innovations and market coverage.

ChinaCast Financial Results

ChinaCast’s financial statements are available on the Singapore Exchange on its internet web site (http://www.sgx.com.sg). These financial statements have been prepared in accordance with International Standards of Auditing (“IAS”) and not US GAAP. Great Wall expects to receive financial statements of ChinaCast prepared in accordance with US GAAP on or prior to September 30, 2005. Great Wall intends to file these audited financial statements prepared in accordance with US GAAP in an amendment to its current report on Form 8-K. ChinaCast’s IAS financial results will be subject to adjustment to account for (i) changes in conversion from IAS to US GAAP, and (ii) minority interests, if any, resulting from shares not tendered to Great Wall in the Offer.

About Great Wall

Great Wall, based in New York, New York, was incorporated in August 2003 as a blank check company whose objective is to acquire an operating business having its primary operations in the People’s Republic of China. Great Wall consummated its initial public offering on March 23, 2004, receiving net proceeds of approximately US$21,225,000 on the sale of 4,000,000 units at US$6.00 per unit. On March 30, 2004, the underwriters exercised their over-allotment option and Great Wall received additional net proceeds of approximately US$2,761,000 on the sale of 515,975 units at US$6.00 per unit. Each unit was comprised of one share of Great Wall common stock and two redeemable and convertible common stock purchase warrants having an exercise price of US$5.00. As of June 30, 2005, Great Wall holds approximately US$23,638,151 of the net proceeds of its initial public offering in a trust account maintained by an independent trustee which will be released upon the consummation of a qualifying business combination.

Mr. Kin Shing Li, the Chairman of Great Wall, commented that, “Great Wall is extremely excited about the proposed acquisition of ChinaCast, and is very pleased that a majority of shareholders of ChinaCast, including its executive management team, have agreed to the conditional offer. We believe the election by these parties to receive stock consideration is an endorsement of the future prospects of a combination of Great Wall and ChinaCast.”

Mr. Li continued, “We believe ChinaCast today is one of the leading providers of e-learning services and content to address the needs of K-12 schools, universities, government agencies and corporate enterprises in the People’s Republic of China. The market for its services is considerable and expected to grow significantly. For example, analysts estimate that demand for university education in China by eligible students is many times greater than currently available physical capacity. The Chinese government has implemented programs to almost double enrollment by 2010 in part by encouraging the adoption of distance learning enabled by services such as ChinaCast’s to address such demand. Great Wall believes that ChinaCast’s existing relationships with over 20 top universities in China have positioned it to remain a market leader in China. We also believe that ChinaCast’s technology has applications in many other potential growth markets in China, including certain key industrial uses and even traditional communications such as broadband data and direct broadcasting.”

Regarding ChinaCast’s publicly filed financials available via the Singapore Exchange, Mr. Li commented, “As is evidenced by ChinaCast’s financial results, it has experienced significant growth while generating cash flow. We expect that even after conversion to US GAAP, the pro forma combined results of the companies will be profitable. The recurring nature of revenues in educational markets makes them highly attractive due to their relative stability and predictability. The operating results of ChinaCast, combined with its healthy balance sheet, which included approximately US$44 million of cash as of June 30, 2005, are certainly impressive. The combined company will have significant cash, which will enable it to pursue attractive growth opportunities, including acquisitions. We believe that the combined company’s access to the broader capital markets in the United States will also benefit its future business prospects.”

Required Approval of the Holders of Great Wall’s Common Stock

The Offer and the related transactions will require approval by the holders of a majority of the shares of common stock sold in Great Wall’s initial public offering (the “Public Shares”). The holders of Great Wall’s common stock issued prior to its initial public offering (the “Non-Public Shares”) have agreed to vote in accordance with the majority vote of holders of Public Shares. Additionally, if holders owning 20% or more of the Public Shares vote against the transaction, thus exercising their right to convert their Public Shares into cash, then the Offer cannot be approved. There is no assurance given that the Offer will be approved by Great Wall’s shareholders.

Great Wall stockholders are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. It is expected that the Offer will close in the first quarter of 2006.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Great Wall, ChinaCast and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Great Wall's and ChinaCast's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which ChinaCast is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of e-learning services and content; timing, approval and market acceptance of new services and solutions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Great Wall's filings with the Securities and Exchange Commission, including its report on Form 10-KSB for the period ended December 31, 2004. The information set forth herein should be read in light of such risks. Neither Great Wall nor ChinaCast assumes any obligation to update the information contained in this press release.

Where You Can Find Additional Information

Copies of filings in connection with the Offer and about Great Wall will be available without charge at the Securities and Exchange Commission's internet site (http://www.sec.gov), and when filed will be available from Great Wall, without charge, by directing a request to Great Wall Acquisition Corporation, 660 Madison Avenue, 15th Floor, New York, New York 10021. Copies of filings made by ChinaCast with the Singapore Exchange are available on its internet web site (http://www.sgx.com.sg). The information concerning ChinaCast contained in this press release has been taken from or based upon publicly available documents and records on file with the Singapore Exchange and other public sources and is qualified in its entirety by reference thereto. Great Wall does not take responsibility for the accuracy or completeness of the information contained in such documents and records or for any failure by ChinaCast to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Great Wall.